Exhibit 10.63

VIVEVE MEDICAL, INC.

AMENDMENT NO. 1 TO

Series B Preferred Stock and Warrant Purchase Agreement

This AMENDMENT NO. 1 (this “Amendment”) to that certain Series B Preferred Stock and Warrant Purchase Agreement dated November 12, 2019 (the “Agreement”) is entered into as of November 20, 2019, by and among by and among CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III - Parallel Fund “B” (Cayman) L.P., and CRG Partners II (Cayman) Lev AIV I L.P. (together, “CRG” or the “Purchasers”, with each of the purchasing entities, a “Purchaser”) and Viveve Medical, Inc., a Delaware corporation (the “Company”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

R E C I T A L S

WHEREAS, pursuant to Section 14 of the Agreement, any term of the Agreement may be amended or waived with the written consent of the Company and each of the Purchasers; and

WHEREAS, the undersigned Purchasers and the Company now desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1.     Amendment to the Agreement.

1.1     The first four sentences of the first paragraph of Section 3(c) of the Agreement are hereby amended and restated to read in their entirety as follows:

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. All of the outstanding shares of Common Stock and of the stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable, free and clear of all liens. Following the Authorized Common Stock Increase (as defined below), the Underlying Shares to be issued upon conversion of the Preferred Stock and exercise of the Warrants will be duly authorized by all necessary corporate action and when issued and paid for in accordance with the terms of this Agreement and as set forth in the Series B Certificate of Designation and the Warrants, as the case may be, and such Underlying Shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and the holders shall be entitled to all rights accorded to a holder of Common Stock. Following the Authorized Common Stock Increase, the Company shall reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares. Immediately after giving effect to the Closing, the pro forma outstanding capitalization of the Company will be as set forth under “Pro Forma Capitalization” in Schedule 3(c) attached hereto. For purposes of this Agreement, the “Authorized Common Stock Increase” means effectiveness of an amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware, following approval by the Company’s Board of Directors and stockholders in accordance with Section 242 of the Delaware General Corporation Law, that authorizes at least 125 million shares of Common Stock.

1.2     Section 3(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

Issuance of Shares and Warrants. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof. The Warrants are duly authorized and, upon execution and delivery by the Company in accordance with the terms hereof will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Following the Authorized Common Stock Increase, any Underlying Shares will have been duly authorized and reserved for issuance and, upon conversion of the Shares or exercise of the Warrants into shares of Common Stock, will be validly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof.

1.3     Section 6(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

Stockholder Approval. As promptly as reasonably practicable following the date of this Agreement, and in any event no later than April 30, 2020, the Company shall prepare and file with the SEC a definitive proxy statement on Schedule 14A (as amended or supplemented from time to time, such definitive proxy statement the “Proxy Statement”) and hold a meeting of its stockholders no later than May 30, 2020, to obtain the approval of its stockholders of the issuance of the Underlying Shares upon conversion of the Shares and exercise of the Warrants and to effect the Authorized Common Stock Increase, and such other stockholder approvals as may be required under the rules and regulations of Nasdaq (such approvals, the “Stockholder Approval”). The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and the Purchasers shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement. The Proxy Statement shall include a recommendation of the Company’s Board of Directors that the Company’s stockholders vote in favor of the issuance of the Underlying Shares and the proposal to effect the Authorized Common Stock Increase. The Company shall promptly notify the Purchasers in writing upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to any preliminary proxy statement filed prior to the Proxy Statement or on the Proxy Statement and shall promptly provide the Purchasers with a copy of all written correspondence between the Company or any representatives of the Company, on the one hand, and the SEC or its staff, on the other hand, with regard to the such materials. The Company shall give the Purchasers and their counsel a reasonable opportunity to review and comment on any preliminary proxy statement and the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC.

1.4     Section 8(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

Public Offering. On the Closing Date, the Company shall contemporaneously close an underwritten public offering of its Class A units consisting of shares of Common Stock and warrants to purchase Common Stock and Class B Units consisting of shares of Series A Preferred Stock and warrants to purchase Common Stock, as set forth in the Form S-1 File No.: 333-233639, or such other amount or equity financing satisfactory to CRG (the “Public Offering”).

1.5     Exhibit A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

1.6     Exhibit B of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit B attached hereto.

2.     Miscellaneous.

2.1     Full Force and Effect. Except as otherwise provided in Section 1 above, the terms and conditions of the Agreement shall remain in full force and effect.

2.2     Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

2.3     Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

2.4     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.5     Amendments and Waivers. Any term of this Amendment may be amended and the observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and each of the Purchasers. In accordance with Section 14 of the Agreement, this Amendment shall be binding upon each party to the Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Amendment as of the date first above written.

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Amendment as of the date first above written.

CRG: CRG PARTNERS III L.P., its General Partner By: CRG PARTNERS III GP L.P., its General Partner By: CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CRG PARTNERS III–PARALLEL FUND “A” L.P. By: CRG PARTNERS III–PARALLEL FUND “A” GP L.P., its General Partner By: CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CRG PARTNERS III–PARALLEL FUND “B” (CAYMAN) L.P. By: CRG PARTNERS III (CAYMAN) GP L.P., its General Partner By: CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

CRG PARTNERS III (CAYMAN) LEV AIV I L.P. By: CRG PARTNERS III (CAYMAN) GP L.P., its General Partner By: CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

SCHEDULE 3(c)

PRO FORMA CAPITALIZATION

EXHIBIT A

FORM OF SERIES B CERTIFICATE OF DESIGNATION

EXHIBIT B

FORM OF WARRANT